     As filed with the Securities and Exchange Commission on October 11, 2001

                                                     Registration No. __________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  REVLON, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
--------------------------------------------------------------------------------
                            (State of incorporation)

                                   13-3662955
--------------------------------------------------------------------------------
                      (I.R.S. employer identification no.)

                               625 Madison Avenue
                            New York, New York 10022
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip code)

             Revlon, Inc. Third Amended and Restated 1996 Stock Plan
--------------------------------------------------------------------------------
                            (Full title of the plan)

                            Robert K. Kretzman, Esq.
                                  Revlon, Inc.
                               625 Madison Avenue
                            New York, New York 10022
                                 (212) 527-4000
--------------------------------------------------------------------------------
            (Name, address and telephone number, including area code,
                              of agent for service)


                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================

Title of Securities                 Amount to be             Proposed Maximum              Proposed Maximum          Amount of
to be Registered                    Registered               Offering Price                Aggregate Offering        Registration
                                                             Per Share (1)(2)              Price(2)                  Fee
====================================================================================================================================
Class A Common Stock,
par value $.01 per share            1,500,000(3)             $5.31                         $7,965,000                $1,991.25

====================================================================================================================================

(1) Calculated in accordance with Rules 457 (c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee.
(2)  Estimated solely for the purpose of calculating the registration fee.
(3) Pursuant to Rule 416, this Registration Statement also covers such indeterminable number of additional shares of Class A Common Stock as may be issuable pursuant to the antidilution provisions of the Revlon, Inc. Third Amended and Restated 1996 Stock Plan.

                                EXPLANATORY NOTE

Pursuant to a Registration Statement on Form S-8 dated May 10, 1996 (File No. 333-3421) (the "Original Plan Registration Statement"), Revlon, Inc., a Delaware company (the "Company"), registered 5,000,000 shares of its Class A Common Stock, par value $.01 per share (the "Common Stock"), issuable under the Revlon, Inc. 1996 Stock Plan (the "Original Plan" and, as amended, the "Plan). The Original Plan was amended and restated on December 17, 1996, February 12, 1999, and again on May 10, 2000. The second amendment and restatement of the Plan, which became effective April 7, 1999 after the Company's shareholders approved such amendment and restatement at the Company's 1999 Annual Meeting, increased the number of shares with respect to which options, restricted stock awards and performance awards (all awards granted under the Plan being "Awards") may be granted under the Plan by 2,000,000 so that the maximum aggregate number of shares with respect to which Awards could be granted under the Plan was increased to 7,000,000 shares. Such additional 2,000,000 shares were the subject of a Registration Statement on Form S-8 dated April 14, 1999 (File No. 333-76267) (the "Second Registration Statement"). The third amendment and restatement of the Plan, which became effective June 1, 2001 after the Company's shareholders approved such amendment and restatement at the Company's 2001 Annual Meeting, increased the number of shares with respect to which Awards may be granted under the Plan by 1,500,000 so that the maximum aggregate number of shares with respect to which Awards can be granted under the Plan is 8,500,000 shares.

   INCORPORATION BY REFERENCE OF THE CONTENTS OF PRIOR REGISTRATION STATEMENT

This Registration Statement relates to the Original Plan Registration Statement and the Second Registration Statement. Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 1,500,000 shares of Common Stock to be issued pursuant to, or reserved for issuance under, the Plan. The contents of the Original Plan Registration Statement (filed with the Securities and Exchange Commission (the "Commission") on May 10, 1996, File No. 333-3421) and of the Second Registration Statement (filed with the Commission on April 14, 1999, File No. 333-76267) is incorporated herein by reference.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I to be contained in a Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act, and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission by the Company pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein:

         (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         (2) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001; and

         (3) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 3.  EXHIBITS.

         3        CERTIFICATE OF INCORPORATION AND BY-LAWS

         3.1 Amended and Restated Certificate of Incorporation of the Company dated March 4, 1996 (incorporated by reference to
                  Exhibit 3.4 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 of the Company).

         *3.2 Certificate of the Designations, Powers, Preferences and Rights of Series B Convertible Preferred Stock of the Company dated August 28, 2001.

         3.3 Amended and Restated By-Laws of the Company dated June 30, 2001 (incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 of the Company).

         4 INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

         4.1 Revlon, Inc. Third Amended and Restated 1996 Stock Plan (incorporated by reference to Exhibit 10.16 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 of the Company).

         5        OPINION RE: LEGALITY

         *5.1 Opinion of Robert K. Kretzman, Esq., Senior Vice President and General Counsel of the Company, regarding the legality of the securities being registered.

         23       CONSENTS OF EXPERTS AND COUNSEL

         *23.1 Consent of KPMG LLP, independent certified public accountants.

         23.2 Consent of Robert K. Kretzman, Esq. (contained in the opinion filed as Exhibit 5.1 hereto).

         24       POWERS OF ATTORNEY


        *24.1             Power of Attorney of Ronald O. Perelman.
        *24.2             Power of Attorney of Howard Gittis.
        *24.3             Power of Attorney of Donald G. Drapkin.
        *24.4             Power of Attorney of Meyer Feldberg.
        *24.5             Power of Attorney of Vernon E. Jordan, Jr., Esq.
        *24.6             Power of Attorney of Edward J. Landau, Esq.
        *24.7             Power of Attorney of Jerry W. Levin.

        *24.8             Power of Attorney of Linda Gosden Robinson.
        *24.9             Power of Attorney of Terry Semel.
        *24.10            Power of Attorney of Martha Stewart.

         --------------------------------------------

         * Filed herewith

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 9th day of October, 2001.

                                      REVLON, INC.
                                      (Registrant)


                                      By:  /s/ Laurence Winoker
                                           -------------------------------------
                                           Laurence Winoker
                                           Senior Vice President, Corporate
                                           Controller and Treasurer (Principal
                                           Accounting Officer)

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                              TITLE                                DATE
       ---------                              -----                                ----

          *                            Chairman of the Board and                October 9, 2001
-----------------------------          Director
Ronald O. Perelman


/s/ Jeffrey M. Nugent                  President, Chief Executive               October 9, 2001
-----------------------------          Officer and Director
Jeffrey M. Nugent                      (Principal Executive Officer)




/s/ Douglas H. Greeff                  Executive Vice President and Chief       October 9, 2001
-----------------------------          Financial Officer (Principal
Douglas H. Greeff                      Financial Officer)


/s/ Laurence Winoker                   Senior Vice President, Corporate         October 9, 2001
-----------------------------          Controller and Treasurer (Principal
Laurence Winoker                       Accounting Officer)


          *                            Director                                 October 9, 2001
-----------------------------
Donald G. Drapkin


          *                            Director                                 October 9, 2001
-----------------------------
Howard Gittis


          *                            Director                                 October 9, 2001
-----------------------------
Meyer Feldberg


          *                            Director                                 October 9, 2001
-----------------------------
Vernon E. Jordan, Jr.


          *                            Director                                 October 9, 2001
-----------------------------
Edward J. Landau


                                       7


          *                            Director                                 October 9, 2001
-----------------------------
Jerry W. Levin


          *                            Director                                 October 9, 2001
-----------------------------
Linda Gosden Robinson


          *                            Director                                 October 9, 2001
-----------------------------
Terry Semel


          *                            Director                                 October 9, 2001
-----------------------------
Martha Stewart


         *Robert K. Kretzman, by signing his name hereto, does hereby execute this Registration Statement on Form S-8 on behalf of the directors of the Registrant indicated above by asterisks, pursuant to powers of attorney duly executed by such directors and officers and filed as exhibits to the Registration Statement on Form S-8.

                            By /s/ Robert K. Kretzman
                               ------------------------------------
                                Robert K. Kretzman
                                Attorney in Fact

                                  EXHIBIT INDEX


Exhibit No.              Description of Exhibit
-----------              -----------------------

  3.1 Amended and Restated Certificate of Incorporation of the Company dated March 4, 1996 (incorporated by reference to Exhibit 3.4 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 of the Company).

  3.2 Certificate of the Designations, Powers, Preferences and Rights of Series B Convertible Preferred Stock of the Company dated August 28, 2001.

  3.3 Amended and Restated By-Laws of the Company dated June 30, 2001 (incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 of the Company).

  5.1 Opinion of Robert K. Kretzman, Esq., Senior Vice President and General Counsel of the Company, regarding the legality of the securities being registered.

 23.1          Consent of KPMG LLP, independent certified public accountants.

 23.2 Consent of Robert K. Kretzman, Esq. (contained in the opinion filed as Exhibit 5.1 hereto).

 24            Powers of Attorney.

 24.1          Power of Attorney of Ronald O. Perelman.

 24.2          Power of Attorney of Howard Gittis.

 24.3          Power of Attorney of Donald G. Drapkin.

 24.4          Power of Attorney of Meyer Feldberg.

Exhibit No.         Description of Exhibit
-----------         ----------------------

    24.5       Power of Attorney of Vernon E. Jordan, Jr., Esq.

    24.6       Power of Attorney of Edward J. Landau, Esq.

    24.7       Power of Attorney of Jerry W. Levin.

    24.8       Power of Attorney of Linda Gosden Robinson.

    24.9       Power of Attorney of Terry Semel.

   24.10       Power of Attorney of Martha Stewart.

                                   EXHIBIT 3.2

                        Certificate Of The Designations,
                   Powers, Preferences and Rights Of Series B
                   Convertible Preferred Stock of the Company
                              Dated August 28, 2001

                        CERTIFICATE OF THE DESIGNATIONS,
                         POWERS, PREFERENCES AND RIGHTS
                                       OF
                      SERIES B CONVERTIBLE PREFERRED STOCK
                                       OF
                                  REVLON, INC.


                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)


         Revlon, Inc., a Delaware corporation (the "Company"), hereby certifies that the following resolution was adopted by the Board of Directors of the
Company:

         RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company (the "Board of Directors") by the provisions of the Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation"), there is hereby created, out of the 20,000,000 shares of Preferred Stock, par value $0.01 per share, of the Company authorized in Article Fourth of the Certificate of Incorporation (the "Preferred Stock"), a series of the Preferred Stock consisting of 4,333 shares, which series shall have the following powers, designations, preferences and relative, participating, optional or other rights, and the following qualifications, limitations and restrictions (in addition to any powers, designations, preferences and relative, participating, optional or other rights, and any qualifications, limitations and restrictions, set forth in the Certificate of Incorporation which are applicable to the Preferred Stock):

    1.   Designation of Amount.
         ----------------------


         The shares of Preferred Stock created hereby shall be designated the "Series B Convertible Preferred Stock" (the "Series B Preferred Stock") and the authorized number of shares constituting such series shall be 4,333.


    2.   Ranking; Term.
         --------------

                  a. The Series B Preferred Stock shall, with respect to rights to distributions upon the liquidation, winding-up or dissolution of the Company, rank senior to all classes of common stock, par value $0.01 per share, of the Company (the "Common Stock") and to each other class or series of capital stock or other equity securities of the Company authorized, issued or otherwise established; provided, however, that the holders of a majority of the outstanding shares of Series B Preferred Stock, in accordance with the provisions of Section 7(b) hereof, may approve the authorization, issuance or establishment of a series of Preferred Stock the terms of which rank on a parity with or senior to the Series B Preferred Stock as to dividends and distributions upon the liquidation, winding-up or dissolution of the Company.

         (b) The Series B Preferred Stock shall be perpetual and may not be redeemed, purchased, retired or otherwise acquired by the Company unless such redemption, purchase, retirement or other acquisition by the Company is expressly authorized herein and consummated in accordance with the provisions specified herein; provided, however, that the Company may, with the written consent of a holder of outstanding shares of Series B Preferred Stock, redeem, purchase, retire or otherwise acquire any or all of the outstanding shares of Series B Preferred Stock held by such holder.

    3.  Dividends
        ---------


In the event any dividends are declared or paid or any other distribution is made on or with respect to the Class A Common Stock, par value $0.01 per share, of the Company ("Class A Common Stock"), the holders of the Series B Preferred Stock as of the record date established by the Board of Directors for such dividend or distribution on the Class A Common Stock shall be entitled to receive dividends (the "Dividends") in an amount (whether in the form of cash, securities or other property) per share of Series B Preferred Stock, as if the Series B Preferred Stock had been converted into shares of Class A Common Stock as of the date immediately prior to the date for determining the holders of Class A Common Stock entitled to receive such dividend or distribution, equal to the amount (and in the form) of the dividends declared or paid or distribution made on or with respect to each share of Class A Common Stock, such Dividends to be payable on the same payment date or distribution date as the dividend or distribution on the Class A Common Stock established by the Board of Directors. The record date for any such Dividends shall be the record date for the applicable dividend or distribution on the Class A Common Stock, and any such Dividends shall be payable to the persons in whose name the Series B Preferred Stock is registered at the close of business on the applicable record date.

No dividend shall be paid or declared on any share of Class A Common Stock, unless a dividend, payable in the same consideration and manner, is simultaneously paid or declared, as the case may be, on each share of Series B Preferred Stock in an amount determined as set forth in paragraph (a) above. For purposes hereof, the term "dividends" shall include any pro rata distribution by the Company of cash, property, securities (including, but not limited to, rights, warrants or options) or other property or assets to the holders of the Class A Common Stock, whether or not paid out of capital, surplus or earnings.

     4.  Liquidation Preference.
         -----------------------

         In the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (a "Liquidation"), the holders of the Series B Preferred Stock then outstanding shall be entitled to receive out of the available assets of the Company, whether such assets are stated capital or surplus of any nature, an amount on such date equal to $720.0554 per share of Series B Preferred Stock plus the amount of any declared but unpaid Dividends as of such date (the "Liquidation Preference"). Such payment shall be made before any payment shall be made or any assets distributed to the holders of any class or series of the Common Stock or any other class or series of the Company's capital stock ranking junior as to liquidation rights to the Series B Preferred Stock. If upon any Liquidation the assets available for payment of the Liquidation Preference are insufficient to permit the payment to the holders of the Series B Preferred Stock of the full preferential amounts described in this
Section 4, then all the available assets shall be distributed among the holders of the then outstanding shares of Series B Preferred Stock and the then outstanding shares of capital stock ranking on a parity with the Series B Preferred Stock as to distributions upon Liquidation, pro rata according to the number of then outstanding shares of Series B Preferred Stock and then outstanding shares of parity stock held by each holder thereof.

     5.  Optional Redemption by Company.
         -------------------------------

                  a. At any time after thirty (30) days following the Requisite Stockholder Approval (as defined herein), the Company may, in accordance with the provisions of Section 5(b) hereof, redeem all or any part of the then outstanding shares of Series B Preferred Stock for cash at a redemption price equal to the Liquidation Preference thereof as of such date.

                  b. In order to exercise its right of optional redemption, the Company shall, not more than ninety (90) nor less than sixty (60) days prior to the redemption date, give to each holder of record of the Series B Preferred Stock, at such holder's address as it shall appear upon the stock register of the Company on such date, notice by first class mail, postage prepaid. Each such notice of redemption shall be irrevocable and shall specify the date that is the redemption date (the "Optional Redemption Date"), the redemption price, the identification of the shares to be redeemed, the place or places of payment and that payment will be made upon presentation and surrender of the certificate(s) evidencing the shares of Series B Preferred Stock to be redeemed.

                  c. The holders of the Series B Preferred Stock shall retain their right to convert such shares pursuant to Section 8 hereof until the close of business on the last Business Day preceding the Optional Redemption Date.

     6.  Restricted Payments; Status of Redeemed Shares.
         -----------------------------------------------

         (a) After the Optional Redemption Date, unless and until the full redemption price for the shares of Series B Preferred Stock to be redeemed has been paid to, or set aside in trust with a bank or trust company, (i) no dividends or other distribution shall be paid or declared or set aside for payment on any capital stock or other securities of the Company (other than dividends payable in Common Stock), and (ii) no shares of capital stock or other securities of the Company or any Subsidiary shall be redeemed, retired, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any such shares) by the Company.

         (b) Any shares of Series B Preferred Stock which shall at any time have been redeemed pursuant to Section 5 hereof shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series.

     7.  Voting Rights.
         --------------

         (a)  The holders of outstanding shares of the Series B Preferred Stock:

                           (i) shall be entitled to vote together with the
                  holders of the Common Stock as a single class on all matters submitted for a vote of holders of Common Stock;

                           (ii) shall have such other voting rights as are
                  specified in the Certificate of Incorporation or as otherwise provided by Delaware law; and

                           (iii) shall be entitled to receive notice of any
                  meeting of the stockholders of the Company in accordance with the Certificate of Incorporation and By-laws of the Company.

         For purposes of the voting rights set forth in this Section 7(a), each share of Series B Preferred Stock shall entitle the holder thereof to cast one vote for each whole vote that such holder would be entitled to cast had such holder converted its Series B Preferred Stock into shares of Class A Common Stock as of the date immediately prior to the record date for determining the stockholders of the Company eligible to vote on any such matter.

         (b) In addition to the other voting rights set forth herein, so long as any shares of Series B Preferred Stock remain outstanding, the Company shall not, without the written consent or affirmative vote of the holders of at least a majority of the outstanding shares of Series B Preferred Stock voting separately as one class, (i) amend, alter or repeal, whether by merger, consolidation, combination, reclassification or otherwise, the Certificate of Incorporation or By-laws of the Company or any provisions thereof (including the adoption of a new provision thereof) if such amendment, alteration or repeal would adversely alter or change the rights, preferences or privileges of the Series B Preferred Stock, (ii) create, authorize or issue any class, series or shares of Preferred Stock or any other class or series of capital stock or other equity securities of the Company ranking either as to payment of dividends or distribution of assets upon Liquidation (x) prior to the Series B Preferred Stock or (y) on a parity with the Series B Preferred Stock, or (iii) undertake any action (x) the valid consummation of which would require the approval of the Company's stockholders pursuant to the Company's Certificate of Incorporation or Bylaws or as required by applicable law and (y) the direct or indirect result of which would adversely affect or change the rights, preferences or privileges of the Series B Preferred Stock. The vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock, voting separately as one class, shall be necessary to adopt any alteration, amendment or repeal of this
Section 7, in addition to any other vote of stockholders required by law.

     8.  Conversion Rights.
         ------------------

                           a. Conversion Upon Obtaining Requisite Stockholder
                  Approval. Subject to and upon compliance with the provisions of this Section 8, upon receipt of Requisite Stockholder Approval, each share of Series B Preferred Stock shall be convertible into a number of shares of Class A Common Stock determined by dividing (x) the Liquidation Preference of such Series B Preferred Stock as of the Conversion Date (as defined herein) by (y) the Conversion Price (as defined herein) in effect at the close of business on the Conversion Date (determined as provided in this Section 8).

                           b. Conversion Price. The conversion price (the
                  "Conversion Price") shall initially be $7.20, subject to adjustment from time to time in accordance with Section 8(c).

                           c. Adjustments to Conversion Price. The number of
                  shares of Class A Common Stock issuable upon conversion of the Series B Preferred Stock shall be subject to adjustment from time to time as follows:

                  i. Upon Stock Dividends, Subdivisions or Split -Ups, or Combinations. If, at any time after the original date of issuance of the Series B Preferred Stock (the "Issue Date"), the number of shares of Class A Common Stock outstanding is (x) increased by a stock dividend payable in shares of Class A Common Stock or by a subdivision or split-up of shares of Class A Common Stock, or (y) decreased by a combination of the outstanding shares of Class A Common Stock into a smaller number of shares of Class A Common Stock, then, following the record date for the determination of holders of Class A Common Stock entitled to receive such stock dividend, or to be affected by such subdivision or split-up or combination, the Conversion Price shall be appropriately decreased (in the case of a stock dividend, subdivision or split-up) or increased (in the case of a combination) so that the number of shares of Class A Common Stock issuable upon conversion of Series B Preferred Stock shall be increased (in the case of a stock dividend, subdivision or split-up) or decreased (in the case of a combination) in proportion to such increase or decrease, as the case may be, in outstanding shares.

                  ii. Upon Reclassifications, Reorganizations, Consolidations or Mergers. In the event of any capital reorganization of the Company, any reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Company with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock), each share of Series B Preferred Stock shall after such reorganization, reclassification, consolidation or merger be convertible into the kind and number of shares of stock or other securities or property of the Company or of the successor corporation resulting from such consolidation or surviving such merger, if any, to which the holder of the number of shares of Class A Common Stock deliverable upon conversion of such Series B Preferred Stock (had such conversion taken place immediately prior to the time of such reorganization, reclassification, consolidation or merger) would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.

                           d. Fractions of Shares. No fractional shares or scrip
                  representing fractional shares shall be issued upon the conversion of the Series B Preferred Stock. If any such conversion would otherwise require the issuance of a fractional share of Class A Common Stock, an amount equal to such fraction multiplied by the current Market Price (as defined herein) per share of Class A Common Stock on the Conversion Date shall be paid to the holder in cash by the Company.

                           e. Exercise of Conversion Privilege. Upon obtaining
                  Requisite Stockholder Approval, the following procedures would apply:

                  (i) To convert shares of Series B Preferred Stock, a holder must (A) surrender the certificate or certificates evidencing such holder's shares of Series B Preferred Stock to be converted, duly endorsed in a form satisfactory to the Company, at the office of the Company and (B) notify the Company at such office that such holder elects to convert shares of Series B Preferred Stock and the number of shares such holder wishes to convert. Such notice (the "Conversion Notice") referred to in clause (B) above shall be delivered substantially in the following form:


"NOTICE TO EXERCISE CONVERSION RIGHT

         The undersigned, being a holder of the Series B Convertible Preferred Stock of Revlon, Inc. irrevocably exercises the right to convert ____________ outstanding shares of Series B Convertible Preferred Stock on ___________, ____, into shares of Class A Common Stock of Revlon, Inc., in accordance with the terms of the shares of Series B Convertible Preferred Stock, and directs that the shares issuable and deliverable upon the conversion be issued and delivered in the denominations indicated below to the registered holder hereof unless a different name has been indicated below.
Dated:   [At least one Business Day prior to the date fixed for conversion]

Fill in for registration of shares of Class A Common Stock if to be issued otherwise than to the registered holder:


Name


Address


Please print name and                                (Signature)
address, including postal
code number


Denominations:_________"


                  (ii)Series B Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day (the "Conversion Date") of surrender of such shares of Series B Preferred Stock for conversion in accordance with the foregoing provisions and at such time the rights of the holders of such shares of Series B Preferred Stock as holder shall cease, and the Person or Persons entitled to receive the Class A Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Class A Common Stock as and after such time. As promptly as practicable on or after the Conversion Date, the Company shall issue and shall deliver at any office or agency of the Company maintained for the surrender of Series B Preferred Stock a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 8(d).

         In the case of any certificate evidencing shares of Series B Preferred Stock which is converted in part only, upon such conversion the Company shall execute and deliver a new certificate representing an aggregate number of shares of Series B Preferred Stock equal to the unconverted portion of such certificate.

                           f. Company to Reserve Series A Preferred Stock. The
                  Company shall at all times reserve and keep available, out of the authorized but unissued Class A Common Stock or out of the Class A Common Stock held in treasury, for the purpose of effecting the conversion of Series B Preferred Stock, the full number of shares of Class A Common Stock then issuable upon the conversion of all outstanding shares of Series B Preferred Stock.

         Before taking any action that would cause the number of shares of Class A Common Stock deliverable upon conversion of the Series B Preferred Stock to exceed (when taken together with all other outstanding shares of Class A Common Stock) the number of shares of Class A Common Stock that the Company is authorized to issue, the Company will take any corporate action that, in the opinion of its counsel, is necessary in order that the Company may validly and legally issue the full number of fully paid and non-assessable shares of Class A Common Stock issuable upon conversion of the Series B Preferred Stock.

                           g. Taxes on Conversions. The Company will pay any and
                  all original issuance, transfer, stamp and other similar taxes that may be payable in respect of the issue or delivery of shares of Class A Common Stock on conversion of Series B Preferred Stock pursuant hereto.

                           h. Cancellation of Converted Series B Preferred
                  Stock. All Series B Preferred Stock delivered for conversion shall be delivered to the Company to be cancelled and shall have the status of authorized but unissued shares of Preferred Stock, without designation as to series.

                           i. Certain Definitions. The following terms shall
                  have the following respective meanings herein:

                  "Market Price" means, on any date, the amount per share of the Class A Common Stock, equal to the closing price on the New York Stock Exchange (the "NYSE") on such date as reported by Bloomberg, L.P. (or by such other Person as the holders of the Series B Preferred Stock and the Company may agree).

                  "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.


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


                  "Requisite Stockholder Approval" means (i) the approval by the stockholders of the Company required by the corporate governance rules of the NYSE, or any applicable law, to permit the conversion of shares of Series B Preferred Stock into shares of Class A Common Stock or (ii) the delivery of an opinion of counsel reasonably satisfactory to the holders of two-thirds of the then outstanding shares of Series B Preferred Stock that such approval by stockholders is not required.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by Robert K. Kretzman, its Senior Vice President, General Counsel and Secretary, and attested by Michael T. Sheehan, its Vice President and Assistant Secretary, this 28th day of August, 2001.


                           By: /s/ ROBERT K. KRETZMAN
                               ------------------------------------
                               Robert K. Kretzman
                               Senior Vice President,
                               General Counsel and Secretary


Attested:


By: /s/ MICHAEL T. SHEEHAN
    ------------------------
    Michael T. Sheehan
    Vice President and
    Assistant Secretary


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